UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRTX	Nasdaq Stock Market

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Certificate of Incorporation

On May 13, 2019, Cortexyme, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Delaware Secretary of State in connection with the closing of the Company’s initial public offering of shares of its common stock. As described in the Registration Statement on Form S-1 (File No. 333-230853), the Company’s board of directors and stockholders previously approved the Restated Certificate to be effective as of the closing of the initial public offering.

A copy of the Restated Certificate is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of May 13, 2019, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the Company’s initial public offering.

A copy of the Restated Bylaws is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Please see the description of the Restated Certificate and the Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus that the Company filed with the U.S. Securities and Exchange Commission on May 9, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-230853).

Item 8.01	Other Events

On May 8, 2019, the Company announced the pricing of its initial public offering of 4,412,000 shares of its common stock at the public offering price of $17.00 per share, as part of the Company’s underwritten offering (the “Offering”).

On May 13, 2019, the Company announced the closing of the Offering and the full exercise by the underwriters of their option to purchase 661,800 additional shares of the Company’s common stock. The Company’s net proceeds from the Offering, including proceeds from the exercise of the underwriters’ option to purchase additional shares, were approximately $78.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

On May 8, 2019, the Company issued a press release announcing the pricing of the Offering. On May 13, 2019, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Cortexyme, Inc.

3.2	Amended and Restated Bylaws of Cortexyme, Inc.

99.1	Press release issued by Cortexyme, Inc. on May 8, 2019.

99.2	Press release issued by Cortexyme, Inc. on May 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

Date:	May 13, 2019
By:	/s/ Casey C. Lynch
Title:	President and Chief Executive Officer

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